Exhibit 10.32

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH Amendment to Credit Agreement (the “Amendment”) is made and entered into as of Nov. 11, 2006, by and between BANK OF THE WEST (the “Bank”) and ALPHATEC SPINE, INC. (the “Borrower”) with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain Credit Agreement dated as of January 24, 2006, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the “Agreement”). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1.	Modification of Interest on Advances. Sections 2.1.4(i) and 2.1.4(ii) of the Agreement are modified and amended as follows:

(i)	The variable rate contained in Section 2.1.4(i) of the Agreement is hereby modified and amended to be Prime Rate plus 0.50%.

(ii)	The percentage rate contained in Section 2.1.4(ii) of the Agreement is hereby modified and amended to be 3.25%.

2.	Representations and Warranties. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

3.	Confirmation of Other Terms and Conditions of the Agreement. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

4.	Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:		BORROWER:

BANK OF THE WEST		ALPHATEC SPINE, INC.

BY:	/s/ Kris Ilkov	BY:	/s/ Steven M. Yasbek
NAME:	Kris Ilkov, Vice President	NAME:	Steven Yasbek, Vice President and Chief Financial Officer

		ADDRESS:	2051 Palomar Airport Road, Suite 100 Carlsbad, CA 92011

November 9, 2006

Mr. Steven Yasbek, Chief Financial Officer

Alphatec Spine, Inc

2051 Palomar Airport Rd

Carlsbad, CA 92011

Re:	Credit Agreement dated January 24th, 2006 executed by Alphatec Spine, Inc.
(“Borrower”) and Bank of the West (“Bank”) (the “Agreement”)

Dear Mr. Yasbek:

Borrower has requested the following waiver in connection with the subject Agreement.

Bank hereby waives Borrower’s breach of Section 6.2 (ii) of the Agreement occurring for the period ending September 30, 2006. Any further breach of that Section is not waived.

Except to the extent of this and any prior waiver, the Agreement shall remain unaltered and in full force and effect. This letter shall not be a waiver of any existing default or breach of a covenant unless specified herein.

This waiver shall be effective only upon receipt by the Bank of the enclosed acknowledgment copy executed by the Borrower and Alphatec Holdings, Inc, guarantor of the Agreement. If the foregoing is acceptable, please sign the enclosed copy and return to the undersigned not later than November 13, 2006.

Sincerely,

/s/ Kristian T. Ilkov
Kristian T. Ilkov
Vice President

Accepted and Agreed to this 10 day of November, 2006.

Alphatec Spine, Inc., Borrower

By:	/s/ Steven M. Yasbek
Its:	CFO

Alphatec Holdings, Inc., Guarantor

By:	/s/ Steven M. Yasbek
Its:	CFO

San Diego National Banking Office 1280 Fourth Avenue San Diego, CA 92101 (619) 234-0938 Fax (619) 595-1918	Member FDIC

INVOICE

November 9th 2006

Mr. Steven Yasbek, CFO

ALPHATEC SPINE, INC

2051 Palomar Airport Road, Ste 100

Carlsbad, CA 92011

Dear Steve:

This letter is our invoice for the following:

Q2 and Q3 Covenant Waiver Fee of $25,000.00

Please authorize us to debit your account #672-017696 for $25,000.00 by signing below and faxing back to us at (619) 595-1918

We authorize Bank of the West to debit account no. 672-017696 for the covenant waiver fee of $25,000.00

/s/ Steven M. Yasbek
Steven Yasbek, CFO – Alphatec Spine Inc

Thank you for your banking business and for your assistance with this matter. If you have any questions, please give me a call.

Kristian T. Ilkov, VP

San Diego National Banking Office